AMENDMENT No. 4 TO AMENDED AND RESTATED SUPPLY AGREEMENT

THIS AMENDMENT No. 4 TO AMENDED AND RESTATED SUPPLY AGREEMENT (the "Fourth Amendment") is hereby made as of October 14, 2005 (the "Effective Date") by and between Plantex USA, Inc., a New Jersey corporation, with offices at 2 University Plaza, Suite 305, Hackensack, New Jersey 07601 ("Plantex") and Purepac Pharmaceutical Co., a Delaware corporation, with offices at 200 Elmora Avenue, Elizabeth, New Jersey 07207, ("Purepac"). Plantex and Purepac are sometimes together referred to herein as the "Parties" and separately as a "Party."

WHEREAS, Plantex and Purepac entered into a certain Amended and Restated Supply Agreement dated April 26, 2004, as amended to date (collectively, the "Supply Agreement"); and

WHEREAS, the Parties desire to enter into this Fourth Amendment to make certain modifications to the terms and conditions of the Supply Agreement in order to reflect the current mutual intent and desire of the Parties.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth below, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Fourth Amendment API Notwithstanding anything contained in the Supply Agreement to the contrary, during the period commencing with the Effective Date through **** ****(the "Fourth Amendment Period"), Purepac shall purchase API only from Plantex (such exclusive purchase obligation shall be subject to the provisions of Section 2.3, with respect to any Fourth Amendment API that Plantex fails to ship in accordance with the terms of this Fourth Amendment) until such time that it purchases **** MT of API in accordance with the provisions of this Fourth Amendment (collectively, the "Fourth Amendment API"). In furtherance of the foregoing, during the Fourth Amendment Period the provisions of the second sentence of Section 5.5 (c) (which sentence begins with the word "Notwithstanding" and ends with the word "API") shall be of no force or effect.

2. Purchase of Fourth Amendment API Purepac shall provide Plantex with Purchase Orders for the Fourth Amendment API not later than ****. Such Purchase Orders shall provide for continuous supply of Fourth Amendment API throughout the Fourth Amendment Period of approximately **** MT per month. The Final API Price for the Fourth Amendment API shall be as set forth in Schedule 1 attached hereto, payable within sixty (60) days of receipt of each shipment by Purepac.

3. Security Interest. The entirety of Section 5.10 of the Supply Agreement is hereby deleted. Nothing in this Fourth Amendment is intended to limit the rights and remedies available to Plantex at law, in equity or otherwise, in the event of Purepac's failure to pay in full for API or any other charges payable to Plantex in accordance with the terms of the Supply Agreement.

4. Miscellaneous All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings set forth in the Supply Agreement. Except as modified by this Fourth Amendment, all terms and conditions of the Supply Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

_____________________

**** Indicates that material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed in multiple counterparts by their respective duly authorized representatives, as of the date first set forth above.

PUREPAC PHARMACEUTICAL CO.

By: /s/ Douglas S. Boothe
Name: Douglas S. Boothe
Title: Vice President, General Manager - U.S. Generics

By: /s/ John W. LaRocca
Name: John W. LaRocca
Title: Vice President Law - USHP

PLANTEX USA, INC.

By: /s/ Erez Israeli
Name: Erez Israeli
Title: Vice President, Marketing

By: /s/ Cheryl Bohnel
Name: Cheryl Bohnel
Title: Director of Finance